UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2011

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31161	23-2908305
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “Company,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., unless the context otherwise provides.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2011, the Compensation Committee of our Board of Directors approved an annual incentive plan, 2011 corporate goals and 2011 individual goals for certain executive officers.

Annual Incentive Plan

Under the Annual Incentive Plan, each participant is assigned an incentive target that is expressed as a percentage of annual salary, and the participant’s incentive award, if any, is based on the achievement of pre-established corporate and, for participants other than our CEO, individual goals. All participants have the same corporate goals. Each of the corporate and individual goals are approved by the Compensation Committee.

Individual incentive awards are to be determined at the end of applicable fiscal year based upon the level of goal achievement, quality of achievement and weighting of each goal. The Compensation Committee and the Board can change or waive any provision in the incentive plan at any time, including, without limitation, its award formula, performance measures and payout schedule. The Compensation Committee and the Board each has the right to exclude participants and exercise discretion, including canceling the plan or any earned awards. The Compensation Committee may modify or adjust the annual incentive awards. Eligible participants must be actively employed with us on the last day of the applicable fiscal year to receive an incentive award, and participation in the incentive plan is not a guarantee of continued employment.

All of our executive officers participate in the plan. The following table lists the named executive officers, their incentive target expressed as a percentage of their salary, and the relative weighting assigned to corporate and individual goals:

Individual	Incentive Target	Relative Weighting
		Corporate Goals	Individual Goals
Jack Lief, President and Chief Executive Officer	55%	100%	Not applicable
Dominic P. Behan, Ph.D., Senior Vice President and Chief Scientific Officer	40%	60%	40%
Robert E. Hoffman, Vice President, Finance and Chief Financial Officer	40%	60%	40%
William R. Shanahan, Jr., M.D., Senior Vice President and Chief Medical Officer	40%	60%	40%
Steven W. Spector, Senior Vice President, General Counsel and Secretary	40%	60%	40%

A participant will not earn any award payment if the participant’s weighted average combined corporate and individual goal completion is less than 50%. Total award payments are capped at 125% of the incentive target.

2011 corporate and individual goals

The Compensation Committee, in consultation with the Board, approved specific corporate goals and, for participants other than our CEO, individual goals. The corporate goals for 2011 relate to the following categories: (i) progress and plans relating to research and development and, if applicable, commercialization; (ii) licensing and partnering efforts; and (iii) budget and finance. Individual goals for 2011 were tailored for each executive officer other than our CEO, and relate to the following categories: (i) progress and plans relating to clinical and research programs; (ii) budget, finance, and financial controls and reporting; (iii) compliance and risk management; (iv) corporate management and planning; and (v) strategic opportunities. Corporate and individual goals were intended to reflect a mix of short- and long-term performance objectives.

The above description is qualified in its entirety by reference to the Annual Incentive Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Annual Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2011	Arena Pharmaceuticals, Inc.

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Annual Incentive Plan